As filed with the Securities and Exchange Commission on November 22, 2006.

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

Registration Statement Under
The Securities Act of 1933

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)
Delaware	43-1128385
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

P.O. Box 807
663 West Highway 60
Monett, Missouri 65708-0807
(417) 235-6652
(Address of Principal Executive Offices)

JACK HENRY & ASSOCIATES, INC. 2006 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Kevin D. Williams, Chief Financial Officer
Jack Henry & Associates, Inc.
663 West Highway 60
Monett, Missouri 65708-0807
(Name and address of agent for service)

(417) 235-6652
 (Telephone number, including area code, of agent for service)

Copies of all correspondence to:
Robert T. Schendel, Esq., General Counsel
10910 W. 87th Street
Lenexa, Kansas 66214
(913) 341-3434

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered1/	Proposed maximum offering price per unit2/	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,000,000	22.57	$22,570,000.00	$2,414.99

____________________________________________________________________________________________

1/ If, prior to the completion of the distribution of the Common Stock covered by this Registration Statement, additional shares of common stock are issued or issuable as a result of a stock split or stock dividend, this Registration Statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416.

2/ Calculated in accordance with the provisions of Rule 457(c) using the average of the high and low prices for the Common Stock on the Nasdaq National Market on November 15, 2006.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

Not required to be filed.

Item 2.     Registrant Information and Employee Plan Information.

Not required to be filed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents, which previously have been filed by Jack Henry & Associates, Inc. (the "Corporation") with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Commission File No. 0-14112), are incorporated herein by reference and made a part hereof:

(a)	Current Report on Form 8-K filed July 5, 2006

(b)	Current Report on Form 8-K filed August 23, 2006

(c)	Current Report on Form 8-K filed September 5, 2006

(d)	Annual Report on Form 10-K, for the year ended June 30, 2006, filed September 12, 2006;

(e)	Definitive Proxy Statement on Form DEF 14A filed September 29, 2006;

(f)	Current Report on Form 8-K filed October 31, 2006;

(g)	Current Report on Form 8-K filed November 6, 2006;

(h)	Current Report on Form 8-K filed November 6, 2006;

(i)	Quarterly Report on Form 10-Q, for the quarter ended September 30, 2006, filed November 8, 2006; and

(j)

The description of the Common Stock of the Corporation contained in the Corporation's Registration Statement of Form S-1 (Registration No. 33-41396), effective July 14, 2000 and any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed comment which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act. Therefore, a description of the Common Stock required by Item 202 of Regulation S-K is not required.

Item 5.     Interests of Named Experts and Counsel.

None.

Item 6.     Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law ("DGCL") permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the bests interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e, one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Article Eleventh of the Corporation's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Corporation against liability they may incur in their capacities as such to the fullest extent permitted by the DGCL.

The Corporation has entered into indemnification agreements with its directors and officers. Pursuant to such agreements, the Corporation will, to the extent permitted by applicable law, indemnify such persons against all expenses incurred in connection with the defense or settlement of any proceeding brought against them by reason of the fact that they were directors or officers of the Corporation.

The DGCL also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent. The Corporation has purchased and maintains insurance on behalf of the Corporation's directors and officers.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

Exhibit No.	Description

4.1

Restated Certificate of Incorporation of Jack Henry & Associates, Inc., as amended (Incorporated by reference to Exhibit 3.1.7 of the Annual Report on Form 10-K for the fiscal year ending June 30, 2003).

4.2	Amended and Restated Bylaws of Jack Henry & Associates, Inc. (Incorporated by reference to Exhibit A of the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).

4.3

The description of the Common Stock of the Corporation (Incorporated by reference to the Corporation's contained in the Corporation's Registration Statement of Form S-1 (Registration No. 33-41396), effective July 14, 2000 and any amendment or report filed for the purpose of updating such description).

5.1	Legal Opinion of Robert T. Schendel, Esq.*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Robert T. Schendel, Esq. (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page).

___________

* Filed Herewith

Item 9.     Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement; and

(C) Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering for asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (ii) If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will e considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monett, State of Missouri, on this 21st day of November, 2006.

JACK HENRY & ASSOCIATES, INC.

By /s/ John F. Prim
John F. Prim
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John F. Prim, Kevin D Williams, and Robert T. Schendel, Esq., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael E. Henry	Chairman of the Board	November 21, 2006
Michael E. Henry	and Director

/s/ John F. Prim	Chief Executive Officer	November 21, 2006
John F. Prim	(Principal Executive Officer)

/s/ Kevin D. Williams	Chief Financial Officer	November 21, 2006
Kevin D. Williams	(Principal Accounting Officer)

/s/ John W. Henry	Vice Chairman, Senior Vice	November 21, 2006
John W. Henry	President and Director

/s/ Jerry D. Hall	Executive Vice President and Director	November 21, 2006
Jerry D. Hall

/s/ Joseph J. Maliekel	Director	November 21, 2006
Joseph J. Maliekel

/s/ James J. Ellis	Director	November 21, 2006
James J. Ellis

/s/ Wesley A. Brown	Director	November 21, 2006
Wesley A. Brown

/s/ Craig R. Curry	Director	November 21, 2006
Craig R. Curry

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
4.1

Restated Certificate of Incorporation of Jack Henry & Associates, Inc., as amended (Incorporated by reference to Exhibit 3.1.7 of the Annual Report on Form 10-K for the fiscal year ending June 30, 2003).*

4.2	Amended and Restated Bylaws of Jack Henry & Associates, Inc. (Incorporated by reference to Exhibit A of the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).*

4.3

The description of the Common Stock of the Corporation (Incorporated by reference to the Corporation's contained in the Corporation's Registration Statement of Form S-1 (Registration No. 33-41396), effective July 14, 2000 and any amendment or report filed for the purpose of updating such description).*

5.1	Legal Opinion of Robert T. Schendel, Esq.**

23.1	Consent of Deloitte & Touche LLP. **

23.2	Consent of Robert T. Schendel, Esq. (included in Exhibit 5.1 hereto). **

24.1	Power of Attorney (included on signature page). **

__________________

*   Previously filed.
** Filed herewith.